COMPLIANCE CONSULTING AGREEMENT
                        -------------------------------

     THIS AGREEMENT (the "Agreement") is entered into to be effective as of the 1st day of September, 2006, by and between DRAKE COMPLIANCE, LLC, a Texas limited liability company ("Drake"), and SURGEONS DIVERSIFIED INVESTMENT FUND, an Ohio business trust (the "Trust"). Throughout this Agreement, the terms "us," "our," "we" and similar references shall mean and refer to Drake and include Drake's duly authorized representatives, employees, attorneys and agents. Likewise, throughout this Agreement, the terms "you," "yours," and similar references shall mean and refer to the Trust and include the Trust's duly authorized representatives, employees, attorneys and agents.

                                    RECITALS

1. Drake is a compliance consulting firm specializing in providing regulatory compliance products and services to, among others, SEC registered management investment companies.

2. The Trust is an SEC registered open-end management investment company of the series type and offers shares of one or more distinct series ("Funds") to the public.

3. The Trust is subject to a number of regulatory requirements under various federal and state laws, including among others, Rule 38a-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

4. The Trust desires to engage Drake to provide certain ongoing regulatory compliance consulting, monitoring and reporting services, all such services designed to satisfy the Trust's obligations under Rule 38a-1. Drake accepts such engagement for the consideration and upon the terms and conditions set forth in this Agreement.

                                      TERMS

1.   ENGAGEMENT  OF DRAKE AND  DESIGNATION  OF  INDIVIDUAL  AS CHIEF  COMPLIANCE
     ---------------------------------------------------------------------------
     OFFICER
     -------

     The Trust hereby engages Drake to provide the ongoing regulatory compliance consulting, monitoring and reporting services described in Schedule A to this Agreement, and Drake hereby accepts such appointment. Schedule A is incorporated into and made a part of this Agreement and may be amended from time to time by mutual written consent of the parties.

     The Trust appoints David D. Jones, Esq., an officer of Drake, as its designated Chief Compliance Officer (the "CCO") as required under Rule 38a-1 under the 1940 Act. Mr. Jones, on behalf of Drake, accepts such appointment under the terms and conditions set forth in this Agreement. Mr. Jones shall serve as the Trust's designated CCO until such time as his successor shall be duly qualified and appointed by the Trust. The Trust shall have the right at any time to remove any officer of Drake that is then currently designated as CCO and replace that person with another Drake officer. Drake shall immediately inform the Trust of any matter that would or might have a materially negative effect on a currently designated CCO's ability to properly serve the Trust. In the event that Mr. Jones or his duly appointed successor shall become unable or unwilling to continue serving as the Trust's designated CCO, Drake shall immediately provide the Trust with a suitable officer candidate to replace the CCO or shall terminate this Agreement in accordance with its terms. In the event that Drake is unable to provide an individual that the Board of the Trust in its sole discretion believes is appropriate and suitable to serve as


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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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

the designated CCO acceptable to the Trust, the Trust may immediately terminate this Agreement without penalty.

2.   COMPENSATION
     ------------

     You agree to pay for the services to be provided by us as set forth in Schedule A to this Agreement in accordance with, and in the manner set forth in Schedule B to this Agreement. Schedule B is incorporated into and made a part of this Agreement and may be amended from time to time by mutual written consent of the parties.

     If this Agreement becomes effective subsequent to the first day of a month, our compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of fees as set forth in Schedule B, and shall be due and payable as of the effective date of this Agreement.

3.   REIMBURSEMENT OF EXPENSES
     -------------------------

     In addition to paying us the fees described in Schedule B to this Agreement, you agree to reimburse us for the reasonable out-of-pocket expenses described in Schedule B.

4.   TERM & TERMINATION
     ------------------

     This Agreement shall continue in full force and effect until terminated. You may terminate this Agreement without penalty upon thirty (30) days prior written notice to us, and we may terminate this Agreement without penalty upon ninety (90) days written notice to you.

     This  Agreement  may not be  assigned  without the  express  prior  written consent of the other party, which consent may be withheld for any reason; provided, however that the Trust may assign this Agreement to any successor registered management investment company in furtherance of a merger, reorganization or other corporate action.

     If this Agreement terminates prior to the last day of a month, our compensation for that part of the month in which the Agreement was in effect shall be prorated in a manner consistent with the calculation of fees as set forth in Schedule B, and if prepaid, an appropriate refund shall be promptly made.

5.   STANDARD OF CARE
     ----------------

     We shall exercise the level of care expected of a reasonably prudent person possessed of competent skill and knowledge relating to investment company regulatory compliance matters. We shall be liable for damages incurred by you and resulting from our negligence, willful malfeasance or reckless disregard of our obligations under this Agreement or the requirement of Rule 38a-1 under the 1940 Act.

     You expressly understand and acknowledge that the services we provide pursuant to this Agreement are largely a matter of professional judgment. While we take every reasonable precaution to ensure that all our services are of professional quality and reflect current regulatory requirements, we cannot guarantee that future regulatory and industry changes will not render such services obsolete.

6.   INFORMATION FURNISHED BY THE PARTIES - DUTY OF CO-OPERATION
     -----------------------------------------------------------

a. In order for us to properly serve the Trust and its shareholders, you agree to provide us any information we may reasonably request in furtherance of our obligations under this Agreement. You



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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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

     must notify us immediately of any changes that have or may have a material impact on your business, its operations, or its personnel. You must also immediately notify us of any changes with respect to your registration status with the SEC, any audit, enforcement, or regulatory actions commenced against you by any regulatory authority, and any compliant, grievance or action threatened or commenced against you by any shareholder.

     You also agree to cooperate fully with us and provide in a timely manner any information concerning the Trust and its affiliates reasonably required by us insofar as such information relates to any policy, procedure, contract or other matter subject to our ongoing services as set forth in Schedule A to this Agreement.

     You further agree to authorize and direct your investment adviser, transfer agent, fund accounting agent, and administrator to cooperate fully with us and provide in a timely manner any reasonable request for information from us insofar as such information relates to any policy, procedure, contract or other matter subject to our ongoing services as set forth in Schedule A to this Agreement

     By executing this Agreement, you expressly agree, understand and warrant that we shall not be liable for any losses, damages or other costs suffered by you that are caused by, or in any manner result from, any failure on your part to disclose information required to be disclosed pursuant to this
     Section 6.

b. In order for us to properly serve the Trust and its shareholders, we agree to provide to you any information you may reasonably request in furtherance of our obligations under this Agreement. We will notify you immediately of any changes that have or may have a material impact on our business, its operations, or its personnel, or our ability to provide the services called for under this Agreement. We also will immediately notify you of any changes with respect to our status with the SEC or any financial regulatory body, any audit, enforcement, or regulatory actions threatened or commenced against us by any regulatory authority, and any compliant, grievance or action threatened or commenced against us by any client of ours.

     We also agree to cooperate fully with you and provide in a timely manner any information concerning Drake and its affiliates reasonably required by you. In this regard, we specifically agree to provide to the Trust and its Board of Trustees information concerning any compensation paid to us by any affiliate of the Trust.

7.   RECORD RETENTION AND CONFIDENTIALITY
     ------------------------------------

     We shall keep and maintain copies of all books and records which you are, or may be required to keep and maintain pursuant to any applicable statutes, rules and regulations, and which relate to the products and/or services to be provided by us under this Agreement. We expressly acknowledge and agree that all such books and records are to be maintained with the utmost privacy and confidentiality, and we shall keep confidential all books, records, documents and other information, whether created by us or provided to us by you, unless compelled to produce any of them by duly-constituted authorities or court process. We further agree to maintain adequate data backup facilities and emergency plans and procedures reasonably designed to safeguard your books and records from permanent loss.

     WITHOUT LIMITING THE GENERAL APPLICABILITY OF THE PRECEDING PARAGRAPH, YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT SERVICES TO BE PROVIDED BY US UNDER THIS AGREEMENT ARE NOT LEGAL SERVICES AND THAT THIS AGREEMENT DOES NOT CONSTITUTE AN ATTORNEY-CLIENT RELATIONSHIP BETWEEN US. YOU ALSO EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE SERVICES TO BE PROVIDED BY US UNDER THIS AGREEMENT, AND ANY COMMUNICATIONS BETWEEN US RELATING TO SUCH SERVICES, ARE NOT PROTECTED UNDER ANY CLAIMS OF LEGAL PRIVILEGE OR ATTORNEY WORK PRODUCT.

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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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

     WE FURTHER AGREE TO MAINTAIN AS CONFIDENTIAL ANY NON-PUBLIC PERSONAL INFORMATION (AS DEFINED BY REGULATION S-P UNDER THE FEDERAL SECURITIES LAWS) OF ANY SHAREHOLDER OF THE TRUST AND TO USE SUCH INFORMATION SOLELY FOR THE PURPOSES OF THIS AGREEMENT.

8.   RIGHTS OF OWNERSHIP - RETURN OF RECORDS
     ---------------------------------------

     All records and other data, except computer programs and procedures developed by us to perform services required of us under this Agreement are your exclusive property, and we will return to you all such records and data in an appropriate form immediately after termination of this Agreement. We will not deliver any information concerning you to any third party except as required by process of law, and will furnish prior notice of such proposed delivery.

     Any documents, books, records or other writings which we maintain for you will be retained by us for such periods and in such manner as required under the 1940 Act.

     At the end of any such period, we will return all such documents, books, records or other writings to you unless you authorize us, in writing, to destroy them. If you instruct us to destroy any or all such documents, books, records or other writings, we shall provide reasonable proof of their destruction to you.

9.   Other Clients and Non-Exclusivity
     ---------------------------------

     This Agreement is not exclusive, and you expressly acknowledge and agree that we may provide services to other persons that are similar to the services we provide to you.

10.  Entire Agreement
     ----------------

     This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties with respect to the subject matter of this Agreement, and this Agreement contains all of the covenants and understandings between the parties with respect to said matters.

11.  Amendment of this Agreement
     ---------------------------

     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.  Miscellaneous
     -------------

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13.  Governing Law
     -------------

     This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to such jurisdiction's conflict-of-law statutes.

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

14.  WAIVER
     ------

     The waiver by either party of the breach of any provision of this Agreement by the other party shall not extend to future breaches of the same or any other provision contained in this Agreement.

15.  NOTICES
     -------

     Any notices required under this Agreement shall be in writing and may be sent by any method reasonably designed to inform the other party of such notice, including certified mail, overnight delivery, courier service, facsimile transmission, or other appropriate means.

16.  COUNTERPARTS
     ------------

     This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original, and all of which together shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement to be effective as of the day and year first above written.


CONTACT ADDRESS:
----------------
395 Sawdust Road, # 2137               DRAKE COMPLIANCE, LLC
The Woodlands ,TX  77381
(281)  419-0564 Fax

                                       ------------------------------
                                       David D. Jones
                                       Managing Member


CONTACT ADDRESS:
----------------
633 North St. Clair Street             SURGEONS DIVERSIFIED
Chicago, IL  60611                     INVESTMENT FUND
(312)  202-5007 Fax


                                        -----------------------------
                                        By:  Savitri P. Pai, Esq.
                                        Title:  President






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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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

                                   SCHEDULE A

                                    SERVICES
                                    --------

RULE 38A-1 COMPLIANCE
---------------------

Provide all CCO compliance services consistent with the requirements of Rule 38a-1, including without limitation:

o Provide general and ongoing regulatory and compliance consultation, advice and recommendations to the Board of Trustees of Surgeons Diversified Investment Fund (the "Board")

o Provide ongoing review and oversight of Trust, Investment Advisory, Subadvisory, Transfer Agent, Fund Accounting and Fund Administration compliance programs to ensure ongoing implementation and effectiveness

o Establish and maintain interface plan for oversight of Trust, Adviser, Subadviser, Fund Accountant, Transfer Agent and Administrator

o Conduct on-site reviews (including risk assessments and testing) of Trust and Service Provider compliance programs at least annually, and make recommendations for amendments

o    Provide regular quarterly compliance report to Board

o Report violations and recommend remedial actions to Committee of Independent Trustees and/or Board o Provide required Rule 38a-1 annual written report to Board o Conduct required Rule 38a-1 annual meeting with Independent Trustees and be available as needed for in-person or telephone meetings with the Board and Committee of Independent Trustees

o Provide compliance support to Trust with respect to SEC examinations, inspections and regulatory issues o Cooperate with the Trust in responding to any inspection by or information request from the SEC that relates to matters covered by this Agreement

o Cooperate with legal counsel to the Trust and legal counsel to its Adviser in providing all services under this Agreement

o Respond to any request from the Board for additional information Perform quarterly testing and attestation



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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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
                                   SCHEDULE B


FEES
----

Drake Compliance will provide all of the services described in Schedule A above for a fee of Three Thousand Dollars ($3,000) per month, with the payment for services in September 2006 due upon the execution of this Agreement and fees for successive months payable in advance thereafter not later than five (5) days after the first business day of the month in which such services are to be rendered. Monthly payments are considered late if not received by the fifteenth day of any month in which such services are to be rendered. We will not be responsible for providing ongoing services to the Trust or for any liability relating to such services during any month in which our fees for such services are not received by the fifteenth day of the month in which such services are to be rendered.

OUT-OF-POCKET EXPENSES
----------------------

In addition to the above fees, the Trust agrees to reimburse Drake or pay directly reasonable out-of-pocket expenses incurred by Drake on the Trust's behalf, including but not limited to:

o All postage, freight, delivery and bonding charges (if any) incurred by Drake in delivering materials to the Trust;

o All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust and approved by the Trust in advance of their occurrence;

o    Travel expenses approved by the Trust in advance of their occurrence; and

o Any additional expenses reasonably incurred by Drake in the performance of its duties and obligations under this Agreement and approved by the Trust in advance of their occurrence.

All reimbursement is subject to provision of an invoice accompanied by an itemized accounting and written proof of all expenses. Drake shall pre-clear each out-of-pocket expense before it is incurred.




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Compliance Consulting Agreement           Surgeons Diversified Investment Fund
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